INVESTOR CONTACT
Bruce Foster
4Kids Entertainment, Inc.
(212) 758 – 7666
bfoster@4kidsent.com

4Kids Entertainment Reports 2010 Fourth Quarter and Year End Results

NEW YORK (March 31, 2011) – 4Kids Entertainment, Inc. (Pink Sheets: KIDE), the global children’s entertainment and merchandise licensing company, today announced financial results for the fourth quarter and year ended December 31, 2010.

Net revenues for the three months ended December 31, 2010 totaled $4.8 million, compared to $16.2 million for the same period in 2009. The Company’s net loss for the three months ended December 31, 2010 attributable to 4Kids Entertainment was $(7.4) million, or $(0.54) per diluted share (consisting of a net loss from continuing operations attributable to 4Kids Entertainment of $(7.8) million, or $(0.57) per diluted share, and net income from discontinued operations attributable to 4Kids Entertainment of $0.4 million, or $0.03 per diluted share), as compared to a net loss for the three months ended December 31, 2009 of $(21.3) million, or $(1.59) per diluted share (consisting of a net loss from continuing operations attributable to 4Kids Entertainment of $(17.2) million, or $(1.28) per diluted share, and a net loss from discontinued operations attributable to 4Kids Entertainment of $(4.1) million, or $(0.31) per diluted share).

For the year ended December 31, 2010, net revenues totaled $14.5 million, compared to $34.2 million for the same period in 2009. The Company’s net loss attributable to 4Kids Entertainment for the year ended December 31, 2010 was $(27.2) million, or $(2.02) per diluted share (consisting of a net loss from continuing operations attributable to 4Kids Entertainment of $(25.2) million, or $(1.87) per diluted share, and a net loss from discontinued operations attributable to 4Kids Entertainment of $(2.0) million, or $(0.15) per diluted share), as compared to a net loss of $(42.1) million, or $(3.16) per diluted share for the year ended December 31, 2009 (consisting of a net loss from continuing operations attributable to 4Kids Entertainment of $(31.9) million, or $(2.40) per diluted share, and a net loss from discontinued operations attributable to 4Kids Entertainment of $(10.2) million, or $(0.76) per diluted share).

As of December 31, 2010, the Company had approximately $4.2 million in cash and $7.1 million in investment securities at their fair market value.

As previously reported by 4Kids on March 24, 2011, 4Kids received a letter from the licensors of the Yu-Gi-Oh! property, Asatsu-DK Inc (“ADK”) and TV Tokyo Corporation, (collectively, the “Licensors”) purporting to terminate the agreement dated July 1, 2008 (the “Yu-Gi-Oh! Agreement”) between 4Kids and Licensors due to alleged breaches of the Yu-Gi-Oh! Agreement by 4Kids.  The purported termination letter did not comply with the 10 business day notice and cure provision in the Yu-Gi-Oh! Agreement. On March 24, 2011, the Licensors filed a lawsuit against the Company in the United States District Court for the Southern District of New York also claiming that 4Kids has breached the Yu-Gi-Oh! Agreement for failing to pay Licensors approximately $4.7 million with regard to certain audit claims asserted by Licensors.

"The Company believes that the claims made by ADK in its lawsuit are baseless and its attempt to terminate the agreement invalid,” said Michael Goldstein interim Chairman of the Board of 4Kids Entertainment, Inc. "4Kids will vigorously oppose the attempted termination of the Yu-Gi-Oh! Agreement and the audit claims. If the matter is not settled, 4Kids will, regretfully, be seeking to recover the full measure of damages from Licensors for wrongfully terminating the Yu-Gi-Oh! Agreement and causing significant injury to the business of 4Kids," said Goldstein.

4Kids intends to continue its attempts to resolve the dispute with the Licensors. If such attempts are unsuccessful, 4Kids intends to take all actions it deems necessary to preserve its business and assets, including the potential filing of a petition under Chapter 11 of the United States Bankruptcy Code.

About 4Kids Entertainment, Inc.
With U.S. headquarters in New York City, and international offices in London, 4Kids Entertainment, Inc. (Pink Sheets: KIDE) is a global organization devoted to the creation, development, production, broadcasting, distribution, licensing and manufacturing of children’s entertainment products.

Through its subsidiaries, 4Kids produces animated television series and films, distributes 4Kids’ produced or licensed animated television series for the domestic and international television and home video markets, licenses merchandising rights worldwide to 4Kids’ owned or represented properties, operates Websites to support 4Kids’ owned or represented properties. Additionally, the Company programs and sells the national advertising time in “TheCW4Kids” five-hour Saturday morning block on The CW television network.

Additional information is available on the www.4KidsEntertainment.com corporate Website and at the www.4Kids.tv game station site.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company's properties and other factors could cause actual results to differ materially from the Company's expectations.

(Financial tables below)

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009
(In thousands of dollars, except share data)
	December 31, 2010	December 31, 2009
ASSETS:
Current assets:
Cash and cash equivalents	$4,195	$3,621
Investments	7,126	—
Accounts receivable - net	7,818	13,843
Income taxes receivable	30	4,044
Prepaid expenses and other current assets	1,185	2,111
Current assets of discontinued operations	39	2,401
Total current assets	20,393	26,020

Property and equipment - net	1,197	1,663
Long-term investments	—	14,180
Accounts receivable - noncurrent, net	59	153
Film and television costs - net	3,668	6,832
Non-current assets of discontinued operations	—	1,721
Other assets - net (includes related party amounts of $195 and $1,215, respectively)	3,753	6,084
Total assets	$29,070	$56,653

LIABILITIES AND EQUITY:
Current liabilities:
Due to licensors	$2,501	$6,578
Accounts payable and accrued expenses	12,517	9,566
Current liabilities of discontinued operations	1,753	2,738
Deferred revenue	1,570	2,279
Total current liabilities	18,341	21,161

Deferred rent	471	375
Total liabilities	18,812	21,536

Commitments and contingencies
4Kids Entertainment, Inc. shareholders’ equity
Preferred stock, $.01 par value – authorized 3,000,000 shares; none issued	—	—
Common stock, $.01 par value - authorized 40,000,000 shares; issued 15,652,845 and 15,411,099 shares; outstanding 13,528,958 and 13,352,053 shares in 2010 and 2009, respectively	157	154
Additional paid-in capital	68,699	66,991
Accumulated other comprehensive income (loss)	470	(4,644)
Retained (deficit) earnings	(7,863)	19,298
	61,463	81,799
Less cost of 2,123,887 and 2,059,046 treasury shares in 2010 and 2009, respectively	(36,488)	(36,434)
Total shareholders’ equity of 4Kids Entertainment, Inc.	24,975	45,365
Noncontrolling interests related to discontinued operations	(14,717)	(10,248)
Total equity	10,258	35,117
Total liabilities and equity	$29,070	$56,653

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(In thousands of dollars, except share data)

	2010	2009	2008
Net revenues:
Service revenue	$14,478	$24,394	$41,925
Other revenue	—	9,786	—
Total net revenues	14,478	34,180	41,925

Costs and expenses:
Selling, general and administrative	28,011	33,175	36,966
Amortization of television and film costs	6,827	21,511	7,707
Amortization of 4Kids TV broadcast fee	—	—	16,022
Impairment of investment in international
trading card subsidiary	—	2,430	—
Total costs and expenses	34,838	57,116	60,695

Loss from operations	(20,360)	(22,936)	(18,770)

Other income (expense)
Interest income	403	1,076	2,722
Impairment of investment securities	(3,578)	(6,175)	(7,834)
Loss on sale of investment securities	(1,616)	(7,647)	—
Total other expense	(4,791)	(12,746)	(5,112)

Loss before income taxes	(25,151)	(35,682)	(23,882)
Benefit from (provision for) income taxes	—	3,805	(300)

Loss from continuing operations	(25,151)	(31,877)	(24,182)
Loss from discontinued operations	(6,489)	(20,579)	(12,637)
Net loss	(31,640)	(52,456)	(36,819)
Loss attributable to noncontrolling interests	4,479	10,380	—

Net loss attributable to 4Kids Entertainment, Inc.	$(27,161)	$(42,076)	$(36,819)

Per share amounts:
Basic and diluted loss per share attributable to
4Kids Entertainment, Inc. common shareholders
Continuing operations	$(1.87)	$(2.40)	$(1.81)
Discontinued operations	(0.15)	(0.76)	(0.98)
Basic and diluted loss per share attributable to
4Kids Entertainment, Inc. common shareholders	$(2.02)	$(3.16)	$(2.79)
Weighted average common shares
outstanding – basic and diluted	13,460,214	13,303,192	13,181,549

Net loss attributable to 4Kids Entertainment, Inc.:
Loss from continuing operations	$(25,151)	$(31,877)	$(24,182)

Loss from discontinued operations	(6,489)	(20,579)	(12,637)
Loss attributable to noncontrolling interests	4,479	10,380	—
Net loss from discontinued operations	(2,010)	(10,199)	(12,637)
Net loss attributable to 4Kids Entertainment, Inc.	$(27,161)	$(42,076)	$(36,819)